Exhibit 1.01

Conflict Minerals Report

1.	Introduction

IPG Photonics Corporation (the “Company”) manufactures certain products, described more fully below, that contain “Conflict Minerals” within the meaning of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). For purposes of the Act, “Conflict Minerals” are currently defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold. Recognizing that some Conflict Minerals that are sourced from the Democratic Republic of the Congo or its adjoining countries (the “DRC Region”) are used to support the conflict and humanitarian crisis in the DRC Region, and in compliance with the Act’s requirements, the Company sought to determine the origins of its Conflict Minerals to minimize the risk that its Conflict Minerals directly or indirectly financed or benefited the armed groups responsible for the humanitarian crises in the DRC Region.

2.    Scope of Company’s Conflict Minerals Report

The information contained in this report includes the activities of the Company’s consolidated subsidiaries. Because the Company was unable to determine the source of all of its Conflict Minerals, and pursuant to the guidance issued by Securities and Exchange Commission (“SEC”), this report is not subject to an independent private sector audit.

3.    Product Description

The Company manufactures high-performance optical fiber-based lasers and amplifiers, packaged diodes, direct diode lasers, laser systems, communications systems and materials processing laser systems that utilize its optical-based products. The Company manufactures diode-pumped fiber lasers and fiber amplifiers for a variety of materials processing, micromachining, telecommunications, medical and other advanced applications. Such products contain parts or components that contain Conflict Minerals that are necessary for the functionality or production of these products. Therefore, the Company’s products are subject to the reporting obligations of Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

4.    Reasonable Country of Origin Inquiry

The Company does not have direct relationships with smelters or refiners (“SORs”) but is familiar with and became a member of the Conflict Free Smelter Initiative (“CFSI”), an initiative which supports the validation and certification of smelters as “conflict free”. As recognized by the CFSI in its white paper “Reasonable Practices to Identify Sources of Conflict Minerals: Practical Guidance for Downstream Companies”, the Company, as a “downstream” company, possesses no independent means of determining the source and origin of conflict mineral ores processed by smelters or refiners. The Company does not purchase raw ore or unrefined Conflict Minerals and has no direct suppliers in the DRC Region. The Company purchases materials used in its products from a large network of suppliers, and some of those materials contain Conflict Minerals. The Company relies on its suppliers to assist in its efforts to determine the origins of the Conflict Minerals contained in the materials they supply to the Company.

The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”), an inquiry regarding the origin of Conflict Minerals designed to determine the origination of minerals used by the Company’s suppliers and whether such minerals are from recycled or scrap sources. In preparation for its RCOI, the Company sought to identify the vendors that supply the Company with materials that are incorporated into the Company’s products and that reasonably could contain Conflict Minerals. Using the CFSI reporting template, the Company gathered information from the vendors concerning whether, among other things, the Conflict Minerals originated in the DRC Region or were from recycled or scrap sources. The CFSI template is the standard reporting template for companies to use to facilitate disclosure and communication of information regarding suppliers that provide materials to a company’s supply chain. Because the CFSI reporting template is not currently available in Russian, the Company used an online survey based on the questions contained in the CFSI reporting template for the targeted vendors of its Russian subsidiary, NTO IRE-Polus. The Company’s online survey provided the NTO IRE-Polus vendors with the ability to elaborate on their answers to questions, as well as the ability to attach documents such as conflict minerals statements or policies.

In response to the Company’s RCOI, many suppliers responded that they were in the process of surveying their own suppliers or were uncertain about the origins of their Conflict Minerals. Accordingly, the Company was unable to determine the source of all of its Conflict Minerals and proceeded with further due diligence measures to determine the origins of its Conflict Minerals. There is substantial overlap between the Company’s RCOI efforts and its due diligence measures described below.

5.    Design of the Company’s Due Diligence and Description of Due Diligence Process

The Company’s Conflict Minerals compliance framework and due diligence were based on the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (together, the “Guidance”), with a particular focus on the recommendations issued for downstream companies. Downstream companies must exercise due diligence on the source and chain of custody of the Conflict Minerals contained in their products. Such due diligence measures must conform to a nationally or internationally recognized due diligence framework, such as the Guidance. Notwithstanding that the Company has no independent means of determining the source and origin of conflict minerals ores processed by SORs, the Company implemented a due diligence program to identify and seek to trace the Conflict Minerals in its supply chain in order to meet its obligations under Rule 13p-1 under the 1934 Act. The Company’s due diligence program was based on the Guidance.

5.1 Due Diligence Measures Consistent With Step 1 of The Guidance (Management Systems)

The Company maintained a management system to support the Company’s compliance obligations. The Company’s management system included the IPG Photonics Corporation Conflict Minerals Policy (the “Policy”), which is published on the Company’s publicly available website at http://www.ipgphotonics.com/conflict_minerals.htm. The management system also included the Company’s Conflict Minerals Compliance Procedure (the “Procedure”), which established a cross-departmental team consisting of representatives from the purchasing, finance, legal, information technology and product/manufacturing departments, to execute and monitor the effectiveness of the Policy and the Procedure. The Procedure provides a process to request information from the Company’s first-tier suppliers concerning the origins of their materials and the identity of the SORs in their own supply chains. The Company maintains its engagement with its suppliers through a provision in IPG Photonics’ Terms and Conditions of Purchase, which governs the terms of the Company’s relationships with many of its suppliers. This provision requires the Company’s first-tier suppliers to be in compliance with the Act and to provide disclosure to the Company concerning the sources of their Conflict Minerals. The Procedure also implements an IPG Photonics Vendor Sourcing Information Form for Conflict Minerals and Component Vendors, which requests that new suppliers of the Company provide information concerning whether its products contain Conflict Minerals and if so, the sourcing of its Conflict Minerals.

5.2    Due Diligence Measures Consistent With Step 2 of the Guidance (Identify and Assess Risk in the Supply Chain)

Because of the variety and complexity of its products and the changing nature of its extensive supply chain, the Company cannot identify the upstream suppliers in its direct suppliers’ supply chains. As a result, the Company has relied on the responses it has received from its direct suppliers concerning the origin of the Conflict Minerals contained in the parts and components supplied to the Company, including the information provided from upstream suppliers of the Company’s direct suppliers. The Company sought to identify the SORs in its supply chain by surveying its direct suppliers using the CFSI reporting template. The Company issued follow-up requests for information to direct suppliers who did not respond to the survey. The Company also reviewed information collected from vendors and conducted due diligence to determine whether the SORs identified by its suppliers were appropriately identified as SORs. The Company documented and reviewed the country of origin information for the SORs identified by its vendors in response to the survey.

5.3    Due Diligence Measures Consistent With Step 3 of the Guidance (Risk Management Plan)

As recognized by the CFSI, the Company, as a downstream company with no direct relationship to SORs, can only “mitigate risk through working with [its] direct suppliers individually or collectively to identify SORs.” Accordingly, the Company sought to increase its visibility into its supply chain by reviewing the SORs identified by its vendors to determine whether they were identified as CFSI compliant, or “conflict free”. The Company also reviewed the geographical locations of the SORs identified by its suppliers to determine if these SORs appeared to be in “red flag” locations, such as the DRC Region. Based on the SORs identified by its suppliers and the Company’s related due diligence, the Company identified only one SOR in the DRC Region, and this SOR appeared on the CFSI compliant list. Of the almost 250 SORs that the Company reasonably determined may have been the source of the Company’s

Conflict Minerals, over 150 of those SORs appear on the CFSI compliant lists as being “conflict free”.

5.4    Due Diligence Measures Consistent With Step 4 of the Guidance (Audit Smelters or Refiners)

The Company supported the CFSI by becoming a member of CFSI, using the CFSI reporting template to survey its vendors, and reviewing the list of SORs identified by the Company’s vendors to determine whether the SORs were on the CFSI compliant list.

5.5    Due Diligence Measures Consistent With Step 5 of the Guidance (Report Findings)

The Company posted the Policy on its publicly available website at http://www.ipgphotonics.com/conflict_minerals.htm and has prepared this Conflict Minerals Report as its annual report on the Company’s Conflict Minerals Due Diligence.

6.    Future Due Diligence Measures

During the reporting period for the calendar year ending December 31, 2015 the Company plans to take the following actions to increase its visibility into the origins of its Conflict Minerals:

a.	Seek to increase the response rate from its direct suppliers.

b.	Evaluate the services of third-party vendors to assist the Company in the collection and assimilation of the sourcing information the Company receives from its direct suppliers.

7.	SORs and Countries of Origin of The Company’s Conflict Minerals

Based on the Company’s due diligence measures and its review of publicly available information concerning the entities identified to the Company as SORs by its vendors, the Company has identified the following SORs and/or countries of origin as those that processed or served as the origin of the Conflict Minerals contained in its products. Because many of its direct suppliers reported their information to the Company on a “company” level rather than “product” level, the Company cannot know with certainty whether any of its products contained any Conflict Minerals from any particular country or SOR identified to the Company. Also, because the Company did not receive responses from all of its suppliers of Conflict Minerals, the Company does not know the origins of all of the Conflict Minerals in its products. The Company therefore cannot conclude that its products do not contain Conflict Minerals originating from the DRC Region in addition to the one disclosure that has been reported to the Company.

Metal (*)	Smelter Name (*)	Smelter Country (*)
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY

Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ekaterinburg	RUSSIAN FEDERATION
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Great Wall Gold & Silver Refinery	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA
Gold	Johnson Matthey Canada	CANADA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Faggi Enrico SPA	ITALY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Geib Refining Corp	United States
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	ShanDong Gold Mining Co;Ltd	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Hoboken,Umicore Beligium,Umicore SA,Umicore Precious Metals Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Kemit Blue Metals	MEXICO
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	COOPERMETAL - Cooperativa Metalúrgica de Rondônia Ltda.	BRAZIL
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co.,LTD	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources Inc	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	NGHE TIN NON-FERROUS METAL	VIETNAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgica S.A.	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bellitin Makmur Lestari,BML	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. Stanlndo Inti Perkasa(Former CV DS Jaya Abadi)	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB MINERAL AND TRADING GROUP JOINT STOCK COMPANY	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	YTCL,Yuntinic Resources Inc.,Smelting Branch of Yunnan Tin Company Limited,Yun Nan Tin Co. LTD	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chenzhou,Chenzhou Mining Group	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Chunbao Carbide Science & Technology Co.,Ltd	TAIWAN
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten
Ganzhou Huaxing Tungsten Products Co. Ltd.,Ganzhou Huaxin Tungsten Products Ltd,JTGC,China National Nonferrous,China National Nonferrous Metals Imp. & Exp. Jiangxi Corporation Ltd.,CNIECJX,Jiangxi Tungsten Co Ltd
CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Tungsten & Vanadium Co., Ltd.	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC Pobedit	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

8.    The Company has placed this report on its publicly available web site at http://investor.ipgphotonics.com/sec.cfm